UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2017

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700 Sunnyvale, California	94089
(Address of principal executive offices)	(ZIP Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2017, Rambus Inc. (NASDAQ: RMBS) (“Rambus” or the “Company”) entered into a Supplemental Confirmation under the Master Agreement entered into on May 1, 2017 (the “Master Agreement”, and together with the Supplemental Confirmation, the “ASR Agreement”) with Barclays Bank PLC (“Barclays”) pursuant to an accelerated share repurchase program (“ASR Program”) under which the Company will repurchase shares of the Company’s common stock (the “Common Stock”), as part of the Company’s share repurchase program for an aggregate purchase price of approximately $50 million.

Under the ASR Agreement, Rambus will pre-pay to Barclays the $50 million purchase price for the Common Stock and the Company will receive an initial delivery of 3,187,251 shares from Barclays within the first week of the ASR Program. The number of shares to be ultimately purchased by the Company under the ASR Program will be determined based on the volume weighted average price of the Common Stock during the terms of the transaction (the “Valuation Period”), minus an agreed upon discount between the parties. The program is expected to be completed by November 2017. The shares of Common Stock will be delivered by Barclays to Rambus on the third business day following the Valuation Period described above.

The ASR Agreement is part of a broader share repurchase program previously authorized by the Board of Directors of the Company. As of May 1, 2017, before giving effect to the transaction under the ASR Agreement, there remained an outstanding authorization under the share repurchase program to repurchase approximately 11.5 million shares of the outstanding Common Stock.

The description of the ASR Agreement contained herein is qualified in its entirety by reference to the ASR Agreement to be filed by the Company. The ASR Agreement contains other terms governing the repurchase of the Common Stock, including, but not limited to, the mechanism used to determine the final settlement of the repurchase of the Common Stock, the method of such settlement, the circumstances under which Barclays is permitted to make adjustments to the terms of the ASR Agreement, the circumstances under which the ASR Agreement may be terminated early, and various acknowledgements, representations and warranties made by the Company and Barclays.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01. Other Events.

On May 1, 2017, Rambus issued a press release announcing its entry into the ASR Agreement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Rambus Inc., issued on May 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2017	Rambus Inc.

/s/ Rahul Mathur
Rahul Mathur, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release of Rambus Inc., issued on May 1, 2017.